营业执照

（副 本）

副本编号：1 － 1

统一社会信用代码

91350429MA8T7NMF1Q

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名　　称　逐一科技（泰宁）有限公司

类　　型　有限责任公司

法定代表人　章国伟

经营范围　一般项目：智能控制系统集成；人工智能基础资源与技术平台；计算机系统服务；软件开发；技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；计算机软硬件及辅助设备批发；计算机软硬件及辅助设备零售；计算机软硬件及外围设备制造；网络技术服务；信息技术咨询服务；新兴能源技术研发；停车场服务；信息系统集成服务；物联网技术研发；物联网技术服务；物联网设备销售；物联网设备制造；物联网应用服务；互联网销售（除销售需要许可的商品）（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）许可项目：建筑智能化工程施工（依法须经批准的项目，经相关部门批准后方可开展经营活动，具体经营项目以相关部门批准文件或许可证件为准）

注册资本　伍佰万圆整

成立日期　2021年05月18日

营业期限　2021年05月18日　至　2051年05月17日

住　　所　福建省三明市泰宁县杉城镇归化路49号行政服务中心八楼801室

登记机关　泰宁县市场监督管理局

2021年　5月　18日

国家企业信用信息公示系统网址：http://www.gsxt.gov.cn

市场主体应当于每年1月1日至6月30日通过国家企业信用信息公示系统报送公示年度报告

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